UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2010

Casella Waste Systems, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On October 12, 2010, Casella Waste Systems, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected the three director nominees, approved an amendment to the Company’s 1997 Employee Stock Purchase Plan to increase the number of shares of Class A common stock authorized for issuance thereunder from 600,000 shares to 900,000 shares and ratified the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011.

The Company’s stockholders re-elected James F. Callahan, Jr., Douglas R. Casella and Michael K. Burke as Class I directors, each to serve until the Company’s 2013 Annual Meeting of Stockholders or until his successor is duly elected and qualified.  The terms of office of the following directors continued after the 2010 Annual Meeting: John W. Casella, James W. Bohlig, John F. Chapple III, Joseph G. Doody, James P. McManus and Gregory B. Peters.

The proposals acted upon at the Annual Meeting and the voting tabulation for each proposal are as follows:

Proposal 1:  To elect three directors to the Company’s Board of Directors, each to serve for a term ending at the Company’s 2013 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non Votes
James F. Callahan, Jr.	24,047,978	4,194,945	4,121,841
Douglas R. Casella	24,030,234	4,212,689	4,121,841
Michael K. Burke	24,063,117	4,179,806	4,121,841

Proposal 2:  To approve an amendment to the Company’s 1997 Employee Stock Purchase Plan to increase the number of shares of Class A common stock authorized for issuance thereunder from 600,000 shares to 900,000 shares.

Votes For	Votes Against	Abstentions	Broker Non Votes
28,131,942	72,009	38,972	4,121,841

Proposal 3:  To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2011.

Votes For	Votes Against	Abstentions	Broker Non Votes
32,285,341	65,811	13,612	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: October 18, 2010	By:	/s/ Edwin D. Johnson
Edwin D. Johnson Senior Vice President and Chief Financial Officer